Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Barclays PLC (“Barclays”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of (i) debt securities, (ii) contingent capital securities and (iii) ordinary shares, in each case which may be offered and sold by Barclays (collectively, “Securities”). Such Securities will be registered on one or more registration statements on Form F-3 (including amendments thereto), or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays or the Group General Counsel and Company Secretary of Barclays, and each of them, with full power in each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by Barclays pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall continue in full force and effect for a period of three (3) years from the date hereof and may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: February 26, 2021	By:	/s/ Nigel Higgins
Nigel Higgins
Group Chairman

Date: February 26, 2021	By:	/s/ James Staley
James Staley
Group Chief Executive
(Principal Executive Officer) and Executive Director

Date: February 26, 2021	By:	/s/ Tushar Morzaria
Tushar Morzaria
Group Finance Director
(Principal Financing Officer and Principal Accounting Officer) and Executive Director

Date: February 26, 2021	By:	/s/ Michael Ashley
Michael Ashley
Non-executive Director

Date: February 26, 2021	By:	/s/ Timothy Breedon CBE
Timothy Breedon CBE
Non-executive Director

Date: February 26, 2021	By:	/s/ Sir Ian Cheshire
Sir Ian Cheshire
Non-executive Director

Date: February 26, 2021	By:	/s/ Mohamed A. El-Erian
Mohamed A. El-Erian
Non-executive Director

Date: February 26, 2021	By:	/s/ Dawn Fitzpatrick
Dawn Fitzpatrick
Non-executive Director

Date: February 26, 2021	By:	/s/ Mary Francis CBE
Mary Francis CBE
Non-executive Director

Date: February 26, 2021	By:	/s/ Crawford Gillies
Crawford Gillies
Non-executive Director

Date: February 26, 2021	By:	/s/ Dr. Brian Gilvary
Dr. Brian Gilvary
Non-executive Director

Date: February 26, 2021	By:	/s/ Diane Schueneman
Diane Schueneman
Non-executive Director

[Signature page of Power of Attorney]